ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

Mr. CooperGroup

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP/IDENTIFIER	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK

PAR VALUE $0.01

COMMON STOCK

Certificate Number
ZQ00000000

Shares
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000000*************
****000000***************
*****000000**************
******000000*************

Mr. CooperGroup℠

MR. COOPER GROUP INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 62482R 10 7

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

**ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO**

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

Mr. Cooper Group Inc., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile signatures of the Corporation's duly authorized officers.

THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO OWNERSHIP RESTRICTIONS PURSUANT TO ARTICLE VIII OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MR. COOPER GROUP INC. REPRINTED IN SUBSTANTIAL PART ON THE BACK OF THIS CERTIFICATE. THE CORPORATION WILL FURNISH A COPY OF ITS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.

DATED DD-MMM-YYYY

Chairman, President and Chief Executive Officer

MR. COOPER GROUP INC. CORPORATE SEAL 2015 DELAWARE

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

Elizabeth Gormley

Vice President, Associate General Counsel & Corporate Secretary

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

MR. COOPER GROUP INC.
NOTICE

A full statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of Mr. Cooper Group Inc. (the "Corporation") [illegible] upon application to the Transfer Agent named on the face hereof or to the office of the Secretary of the Corporation in Coppell, Texas. [illegible]

1. Definitions. [illegible]

2. Ownership Limitations. [illegible]

3. Treatment of Excess Securities. [illegible]

4. Obligation to Provide Information. [illegible]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-.................. Custodian.................. (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act.................. (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	-.................. Custodian (until age..........) (Cust)
			..................under Uniform Transfers to Minors Act.................. (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ______________________ hereby sell, assign and transfer unto

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _______________________________ 20_________

Signature:_______________________________

Signature:_______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

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